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                                                                 Execution Copy
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                               EXCHANGE AGREEMENT

                                  BY AND AMONG

                         ALLIED WASTE INDUSTRIES, INC.

                                      AND
                    THE PARTIES LISTED ON SCHEDULE 1 HERETO

                              --------------------
                                  Dated as of
                                 July 31, 2003
                              --------------------
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                               TABLE OF CONTENTS
                            (Not Part of Agreement)
Article                                                                   Page
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ARTICLE I      DEFINITIONS                                                  1

ARTICLE II     EXCHANGE                                                     3
               SECTION 2.1. Agreement to Exchange Shares                    3
               SECTION 2.2. Closing                                         4

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY                4
               SECTION 3.1. Organization and Standing                       4
               SECTION 3.2. Capital Stock                                   5
               SECTION 3.3. Authorization; Enforceability                   5
               SECTION 3.4. No Violation; Consents                          5
               SECTION 3.5. Commission Filings; Financial Statements        6
               SECTION 3.6. Private Offering                                6
               SECTION 3.7. Antitakeover Laws                               6
               SECTION 3.8. Material Adverse Change                         6

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS             6
               SECTION 4.1. Authorization                                   7
               SECTION 4.2. Private Placement                               7
               SECTION 4.3. Authorization; Enforceability                   7
               SECTION 4.4. No Violation; Consents                          7
               SECTION 4.5. No Brokers                                      8

ARTICLE V      COVENANTS OF THE COMPANY                                     8
               SECTION 5.1. Operation of Business 8
               SECTION 5.2. Agreement to Take Necessary and
                            Desirable Actions                               8
               SECTION 5.3. Compliance with Conditions;
                            Reasonable Best Efforts                         8
               SECTION 5.4. HSR Act Notification                            8
               SECTION 5.5. Consents and Approvals                          9
               SECTION 5.6. Stockholder Vote                                9
               SECTION 5.7. Listing of Shares                               9
               SECTION 5.8. Tax Treatment of Shares                         9
               SECTION 5.9. Periodic Information                           10
               SECTION 5.10. Legends                                       10

ARTICLE VI     COVENANTS OF THE PURCHASERS                                 11
               SECTION 6.1. Agreement to Take Necessary and
                            Desirable Actions                              11
               SECTION 6.2. Compliance with Conditions;
                            Reasonable Best Efforts                        11
               SECTION 6.3. HSR Act Notification                           11
               SECTION 6.4. Shareholder Vote                               11
               SECTION 6.5. Consents and Approvals                         11

ARTICLE VII    CONDITIONS PRECEDENT TO CLOSING                             11
               SECTION 7.1. Conditions to the Company's Obligations        11
               SECTION 7.2. Conditions to Holders' Obligations             12

ARTICLE VIII   MISCELLANEOUS                                               13
               SECTION 8.1.  Indemnification                               13
               SECTION 8.2.  Notices                                       14
               SECTION 8.3.  Governing Law                                 16
               SECTION 8.4.  Termination                                   16
               SECTION 8.5.  Entire Agreement                              16
               SECTION 8.6.  Modifications and Amendments                  16
               SECTION 8.7.  Waivers and Extensions                        16
               SECTION 8.8.  Titles and Headings                           16
               SECTION 8.9.  Exhibits and Schedules                        16
               SECTION 8.10. Expenses; Brokers                             16
               SECTION 8.11. Press Releases and Public Announcements       16
               SECTION 8.12. Assignment; No Third Party Beneficiaries      17
               SECTION 8.13. Severability                                  17
               SECTION 8.14. Counterparts                                  17
               SECTION 8.15. Further Assurances                            17
               SECTION 8.16. Remedies Cumulative                           17
               SECTION 8.17. Several Liability of the Holders              17
               SECTION 8.18. No Duty to Other Holders                      17
               SECTION 8.19. Specific Performance                          17

SCHEDULES
               Schedule 1    List of the Holders
EXHIBITS

Exhibit A      Form of Supplementary Registration Rights Agreement
Exhibit B      Form of Supplementary Shareholders Agreement
Exhibit C      Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson
Exhibit D      Form of Secretary's Certificate


                               EXCHANGE AGREEMENT

          EXCHANGE AGREEMENT, dated as of July 31, 2003 (this "Agreement"), by and among Allied Waste Industries, Inc., a Delaware corporation (together with its predecessors and successors, the "Company"), and each of the parties listed on Schedule 1 hereto (the "Holders").

          WHEREAS, the Holders and the Company desire that the Series A Preferred Stock (as defined) owned by the Holders be exchanged for shares of Common Stock (as defined) to be issued by the Company, upon the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" means, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Apollo" means Apollo Advisors II, L.P., a Delaware limited partnership, on behalf of one or more managed funds.

          "Apollo Management" means Apollo Management IV, L.P., a Delaware limited partnership.

          "Applicable Law" means (a) any United States federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any stock exchange or listing requirement of any stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted (an "Exchange Requirement").

          "Blackstone" means Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, on behalf of one or more managed funds.

          "Blackstone Management" means Blackstone Management Partners III LLC, a Delaware limited liability company.

          "Business Day" means any day other than a Saturday, a Sunday or a day when banks in The City of New York are authorized by Applicable Law to be closed.

          "Capital Stock" means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

          "Commission" means the United States Securities and Exchange
Commission.

          "Commission Filings" means all reports, registration statements and other filings filed by the Company with the Commission since December 31, 2001 (and all notes, exhibits and schedules thereto and documents incorporated by reference therein).

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Contract" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, or other agreement (whether written or oral) or instrument.

          "Credit Agreement" means the Credit Agreement dated as of July 21, 1999 among the Company, Allied Waste North America, Inc., the lenders named therein and certain other parties, as such agreement has been amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "GAAP" means United States generally accepted accounting principles, consistently applied.

          "Governmental Authority" means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

          "Lien" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

          "Material Adverse Effect" means, (i) a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Company and the Subsidiaries, taken as a whole, in each case
(x) after giving effect to the projections presented to the Board of Directors on July 28, 2003 for the year ending December 31, 2003 and (y) excluding any changes resulting from or arising in connection with (A) changes or conditions generally affecting the waste management industry, or (B) changes in general economic, regulatory or political conditions, including acts of war or terrorism (other than in the case of clauses (A) and (B) changes or conditions that materially disproportionately affect the Company and its Subsidiaries, taken as a whole, compared with other companies in the waste management industry), (ii) a material impairment of the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement or the Shareholders Agreement, or (iii) a material impairment of the rights of the Holders under or enforceability by the Holders of this Agreement, the Registration Rights Agreement, the Supplementary Registration Rights Agreement, (the form of which is attached as Exhibit A hereto), the Shareholders Agreement, or the Supplementary Shareholders Agreement (the form of which is attached as Exhibit B hereto).

          "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Preferred Stock" means the Preferred Stock, par value $.10 per share, of the Company.

          "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of July 30, 1999, by and among the Company, the Holders and others.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Series A Preferred Stock" means the Series A Senior Convertible Preferred Stock of the Company.

          "Shareholders Agreement" means the Second Amended and Restated Shareholders Agreement, dated as of July 30, 1999, by and among the Company, the Holders and others.

          "Shares" means the shares of Series A Preferred Stock owned by the Holders.

          "subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership, or
(iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of the directors or other governing body of such Person.

          "Subsidiary" means a subsidiary of the Company.

          "Transactions" means the transactions contemplated by this Agreement, the Supplementary Registration Rights Agreement and the Supplementary Shareholders Agreement, forms of which are attached hereto as Exhibits A and B, respectively.

          As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

                       Term                                 Section
                    ------------------------------------------------
                     Agreement                             Preamble
                     BFI                                   Preamble
                     Closing                               2.2
                     Closing Date                          2.2
                     Company                               Preamble
                     DGCL                                  3.8
                     Goldman Sachs                         3.3
                     Holders                               Preamble
                     indemnified person                    8.1
                     Information                           3.9
                     Issuance                              2.1
                     Losses                                8.1
                     Nonperforming Holder                  8.4(a)
                     Notices                               8.2
                     Performing Holders                    8.4(b)
                     Substitute Holder Undertaking         8.4(b)
                     Supplying Holders                     8.18

EXCHANGE

          Agreement to Exchange Shares. On the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue to each Holder, and each Holder, severally and not jointly, shall accept from the Company, such number of shares of Common Stock as is indicated on such

          Holder's signature page attached hereto (the "Issuance"), in exchange for each Holder surrendering to the Company certificates for the number of Shares as indicated on such Holder's signature page (the "Exchange"). The exchange rate shall be 110.5 shares of Common Stock for each Share.

          Closing. The closing of the Issuance and Exchange (the "Closing") shall take place as promptly as reasonably practicable after the time as of which all of the conditions set forth in Article VII hereof shall have been satisfied or at such other time and date as the parties hereto shall agree in writing (such date and time, the "Closing Date"), at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 or at such other place as the parties hereto shall agree in writing.

                   At the Closing: Each Holder shall deliver:

          against delivery of a certificate or certificates representing the shares being acquired by such Holder pursuant to Section 2.1, certificates for Shares, duly endorsed for transfer, to be surrendered to the Company by such Holder pursuant to Section 2.1;

          an executed copy of the Supplementary Registration Rights Agreement;
          and

          an executed copy of the Supplementary Shareholders Agreement.

          The Company shall deliver to each Holder:

          against surrender by such Holder of certificates representing the Shares to be surrendered to the Company pursuant to Section 2.1, a certificate or certificates representing the shares of Common Stock being acquired by such Holder pursuant to Section 2.1, which shall be in definitive form and registered in the name of such Holder or its nominee or designee (to the extent permitted by the Shareholders Agreement) and in a single certificate or in such other denominations as such Holder shall request not later than one Business Day prior to the Closing Date.

          an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, dated the Closing Date in the form of Exhibit C;

          an officer's certificate of the Company as contemplated by Section 7.2(f);

          a certificate of the secretary of the Company substantially in the form attached hereto as Exhibit D:

          a long-form good standing certificate of the Company, issued by the Secretary of State of the State of Delaware;

          an executed copy of the Supplementary Registration Rights Agreement;
and

          an executed copy of the Supplementary Shareholders Agreement.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to each Holder that, except as set forth in the Disclosure Schedule to this Agreement, on the date hereof and on the Closing Date as follows:

          Organization and Standing. The Company is duly incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for any such failures to so qualify or be in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Capital Stock. 1. As of June 30, 2003, (i) the authorized Capital Stock of the Company consisted solely of 525,000,000 shares of Common Stock, of which 209,092,579 were issued and outstanding, and 10,000,000 shares of Preferred Stock, of which 1,000,000 shares are designated as Series A Senior Convertible Preferred Stock and all 1,000,000 shares are issued and outstanding, 500,000 shares are designated as Series B Junior Participating Preferred Stock and none are issued and outstanding, and 6,900,000 shares are designated as Series C Senior Mandatory Convertible Stock of which 6,900,000 shares are issued and outstanding. Associated with each outstanding share of Common Stock is a preferred stock purchase right issued pursuant to a Rights Agreement dated May 18, 2000 between the Company and American Stock Transfer & Trust Company, as Rights Agent. As of June 30, 2003, there were 19,465,812 shares of Common Stock reserved for issuance upon exercise of outstanding options issued under the Company's stock option and incentive plans. Each share of Capital Stock of the Company that is issued and outstanding immediately following the Closing, including without limitation the shares of Common Stock to be acquired by the Holders pursuant to this Agreement, will be duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law. Since June 30, 2003, the Company has not issued any shares of Capital Stock except upon the exercise or conversion of securities outstanding on June 30, 2003 and securities whose aggregate proceeds have been less than $50 million.

          Except as set forth above as of June 30, 2003, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Subsidiary, and (ii) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary other than the Shareholders Agreement.

          Authorization; Enforceability. The Company has the power and authority to execute, deliver and perform, subject to the receipt of stockholder approval, the terms and provisions of this Agreement and the Supplementary Shareholder Agreement and the Supplementary Registration Rights Agreement, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such agreements and to consummate each of the Transactions. The Transactions have been approved by a Special Committee of the Board of Directors of the Company (the "Special Committee") and a majority of the members of the Company's Board of Directors who are not affiliated with the Holders, and the Special Committee has received a letter from Goldman, Sachs & Co. ("Goldman Sachs") expressing the view that, as of the date of such letter, the exchange ratio of 110,500,000 shares of Common Stock for an aggregate of 1,000,000 Shares falls within a range of exchange ratios that reasonably could have been expected to be achieved in an arm's-length transaction between the Company and an unaffiliated third party. Other than receipt of stockholder approval of the issuance of shares of Common Stock, no other corporate proceeding on the part of the Company is necessary for such authorization, execution, delivery and consummation. The Company has duly executed and delivered this Agreement and, at the Closing, the Company will have duly executed and delivered each of the other agreements to be executed and delivered at or prior to Closing. This Agreement constitutes, and each of the other agreements, when executed and delivered by the Company, will constitute, a legal, valid and binding obligation of the Company.

          No Violation; Consents. 1.The execution, delivery and performance by the Company of each of this Agreement and the Supplementary Shareholders Agreements and Supplementary Registration Rights Agreement and the consummation of the Transactions do not and will not contravene any Applicable Law, except for any such contravention that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subject only to receiving stockholder approval of the issuance of shares of Common Stock pursuant to this Agreement and the receipt of any waiver or consent required under the Credit Agreement to permit the consummation of the Transactions, the execution, delivery and performance by the Company of each of this Agreement and the Supplementary Shareholders Agreements and Supplementary Registration Rights Agreement and the consummation of the Transactions (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective assets is subject, or (B), result in the creation or imposition of any Lien upon any of the assets of the Company or any Subsidiary, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and
(ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of the Company or any Subsidiary.

          Except for (i) the filings, if any, by the Company required by the HSR Act, and (ii) applicable filings, if any, with the Commission pursuant to the Exchange Act, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance of this Agreement, the Supplementary Shareholders Agreement and the Supplementary Registration Rights Agreement or the consummation of any of the Transactions, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Commission Filings; Financial Statements. 1.Since December 31, 2001, the Company has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act. As of the respective dates of their filing with the Commission, the Commission Filings complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          Each of the historical financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein) and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods).

          Private Offering. Based, in part, on the Holders' representations in
Section 4.2, the issuance of the shares of Common Stock to the Holders is exempt from the registration and prospectus delivery requirements of the Securities Act. None of the Company and the Subsidiaries, nor anyone acting on behalf of any of them, has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would subject any of the Transactions to the registration provisions of the Securities Act.

          Antitakeover Laws. The Company and the Board of Directors of the Company have each taken all action required to be taken by it in order to exempt the execution, delivery, and performance of the Issuance and the Exchange from, and each of the foregoing hereby is exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of any state, including, without limitation, the State of Delaware, and Section 203 of the General Corporation Law of the State of Delaware (the "DGCL").

          Material Adverse Change. Except as disclosed in the Commission Filings, since December 31, 2002, there has not been any change or condition which has resulted in a Material Adverse Effect.


                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each Holder severally as to itself only, and not jointly, hereby represents and warrants to the Company as follows:

          Authorization. Such Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted.

          Private Placement. 1. Such Holder understands that the offering and sale of the shares of Common Stock in the Issuance by the Company is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

          Such Holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

          Such Holder is acquiring the shares of Common Stock to be acquired hereunder for its own account (or for accounts over which it exercises investment authority), for investment and not with a view to the public resale or distribution thereof, in violation of any securities law.

          Each Holder understands that the shares of Common Stock will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

          Each Holder (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the shares of Common Stock to be issued in the Issuance and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which had access, and (C) can bear the economic risk of such investment in the shares of Common Stock to be issued in the Issuance, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Shares and to protect its own interest in connection with such investment.

          Authorization; Enforceability. Each Holder has the power and authority to execute, deliver and perform the terms and provisions of each of this Agreement and the Supplementary Shareholders Agreement and the Supplementary Registration Rights Agreement to which it is a party, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such agreements and to consummate each of the Transactions contemplated thereby. All requisite proceedings (corporate or other) on the part of such Holder necessary for such authorization, execution, delivery and consummation has been taken or made. Such Holder has duly executed and delivered this Agreement and, at the Closing, such Holder will have duly executed and delivered each of the other agreements to be executed and delivered at or prior to Closing. This Agreement constitutes, and each of the other agreements, when executed and delivered by such Holder, will constitute, a legal, valid and binding obligation of such Holder.

          No Violation; Consents. 1. The execution, delivery and performance by such Holder of this Agreement and the Supplementary Shareholders Agreement and the Supplementary Registration Rights Agreement and the consummation of the Transactions do not and will not contravene any Applicable Law except for such contraventions as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Holder to timely perform its obligations under this Agreement. The execution, delivery and performance by such Holder of each of such agreements and the consummation of the Transactions (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Holder is party or by which such Holder is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of such Holder, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Holder to timely perform its obligations under this Agreement, and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of such Holder.

          Except for filings, if any, required under the HSR Act, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by such Holder for the execution, delivery and performance of any of such agreements referred to in
Section 4.4(a) or the consummation of any of the Transactions, except (i) for those filings which have been made and (ii) where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Holder to timely perform its obligations under this Agreement.

          No Brokers. No Holder has engaged any Person as a broker, finder or other agent who would be entitled to a fee relating to the consummation by such Holder of the Transactions to be contemplated by such Holder.

                            COVENANTS OF THE COMPANY

          Operation of Business. From the date hereof until the Closing Date, except as contemplated by this Agreement, the Company shall, and shall cause each of the Subsidiaries to:

          operate its business in all material respects in compliance with Applicable Laws;

          not adopt any amendment to the Company's charter or by-laws or comparable organizational documents that have or could reasonably be expected to have an adverse effect on the Holders or their ownership or control of the shares of Common Stock to be issued in the Issuance; and

          except for issuances of Capital Stock of the Subsidiaries to the Company or a wholly-owned Subsidiary (or on a proportionate basis to all of such Subsidiary's stockholders) and issuance of Common Stock or options to acquire Common Stock pursuant to employee benefit plans disclosed in the Commission Filings, as in effect on the date hereof, or as consented to in writing by Apollo Management and Blackstone (which consent shall not be unreasonably withheld), not issue, reissue, sell, pledge, dispose of or encumber or authorize the issuance, reissuance, sale, pledge, disposition or encumbrance of additional shares of Capital Stock of any class, or securities convertible into Capital Stock or any rights, warrants or options or other rights of any kind to acquire any convertible securities or Capital Stock or any other ownership interest (including, but not limited to, stock appreciation rights or phantom stock) of the Company or any of its Subsidiaries in excess of shares of Common Stock whose aggregate market value is less than $25 million, other than the Issuance and the issuance of preferred stock purchase rights associated with shares of Common Stock issued in compliance with this provision.

          Agreement to Take Necessary and Desirable Actions. The Company shall
(a) subject to the satisfaction of the conditions set forth in Section 7.1, execute and deliver the Supplementary Shareholders Agreement and the Supplementary Registration Rights Agreement and such other documents, certificates, agreements and other writings and (b) take such other actions, in each case, as may be necessary or reasonably requested by any of the Holders in order to consummate or implement expeditiously the Transactions in accordance with the terms of this Agreement.

          Compliance with Conditions; Reasonable Best Efforts. The Company shall use its reasonable best efforts to cause all conditions precedent to the obligations of the Company and the Holders to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

          HSR Act Notification. To the extent required by the HSR Act, the Company shall, to the extent it has not already done so, (a) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. The Company agrees to request, and to cooperate with the Holders in requesting, early termination of any applicable waiting period under the HSR Act.

          Consents and Approvals. The Company (a) shall use its reasonable best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of this Agreement and the Supplementary Registration Rights Agreement and the Supplementary Shareholders Agreement or the consummation of the Transactions and (b) shall diligently assist and cooperate with the Holders in preparing and filing all documents required to be submitted by the Holders to any Governmental Authority in connection with such Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Holders all information concerning the Company and its Subsidiaries that counsel to the Holders reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

          Stockholder Vote. The Company shall present a proposal, in accordance with all Applicable Laws, at a special meeting of the Company's stockholders for purposes of voting on the approval of the issuance of the shares of Common Stock to be exchanged for the Shares in accordance with this Agreement. A majority of the members of the Board of Directors of the Company not affiliated with the Holders or their Affiliates and the Special Committee shall, to the extent consistent with their fiduciary duties, recommend approval of this issuance of Common Shares by the Company's stockholders. In connection with any such meeting, the Company shall (a) use its reasonable best efforts to file and have cleared by the Commission and will thereafter mail to its stockholders as promptly as practicable all proxy materials for such meeting and (b) will use its reasonable best efforts, subject to the fiduciary duties of the Board of Directors of the Company (and the Special Committee), to obtain the necessary approvals by its stockholders in accordance with Applicable Law.

          Listing of Shares. The Company shall use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to this Agreement to be listed or otherwise eligible for trading on each principal trading market for the Common Stock.

          Tax Treatment of Shares. 1.The Company and the Holders hereby agree not to treat the Series A Preferred Stock as "preferred stock" within the meaning of Treasury regulation section 1.305-5(a), except to the extent required by a "determination" (as defined below) to the contrary. Except as otherwise required by a "determination," the Company and the Holders shall prepare any and all returns, reports, and other statements (including, in each case, any schedule or attachment thereto, or amendment thereof) filed for United States federal, state, or local income tax purposes in a manner consistent with such treatment. A "determination" shall mean a decision, judgment, decree, or other order by any court of competent jurisdiction, which decision, judgment, decree, or other order has become final, a closing agreement entered into under section 7121 (or any successor to such section) of the Code, or any other settlement agreement entered into in connection with an administrative or judicial proceeding.

          If any United States federal, state, or local governmental authority with jurisdiction over matters relating to taxation (each, a "Tax Authority") asserts to the Company that the Series A Preferred Stock should be treated as "preferred stock" (within the meaning of Treasury regulation section 1.305-5(a)) or otherwise challenges the Company's treatment of the Series A Preferred Stock in a manner, or having an effect, that would, directly or indirectly, adversely affect any of the Holders (collectively, a "Tax Challenge"), the Company shall provide written notice of such event (a "Tax Challenge Notice") within ten days thereof to Apollo Management and Blackstone and Apollo Management and Blackstone shall have the right to assume the defense (at their expense) of any such Tax Challenge through counsel of their own choosing by notifying the Company within thirty days of the receipt by Apollo Management and Blackstone of the Tax Challenge Notice. If Apollo Management and Blackstone assume the defense of a Tax Challenge, the Company shall have the right to participate in such defense and to employ counsel, at its own expense, separate from the counsel employed by Apollo Management and Blackstone; provided, that Apollo Management and Blackstone shall control all aspects of the defense, negotiation, and ultimate settlement or other disposition of the Tax Challenge. If Apollo Management and Blackstone choose to control the defense of any Tax Challenge, the Company shall cooperate in the defense thereof, which cooperation shall include, to the extent reasonably requested by Apollo Management or Blackstone, the retention and the provision to Apollo Management and Blackstone, of records and information relevant to such defense, making employees of the Company available on a mutually convenient basis to provide additional information, explanation of any materials or other information, and supplying any requested powers of attorney or other authorization requested by Apollo Management and Blackstone relating to the defense of the Tax Challenge, and the Holders shall reimburse the Company for all reasonable out of pocket expenses (but not any internal allocated expenses) relating to such cooperation. If Apollo Management and Blackstone choose not to assume the defense of any Tax Challenge, the Company shall control the defense, negotiation and ultimate settlement or other disposition of the Tax Challenge; provided, that (i) the Company shall use its reasonable best efforts to defend the position that the Series A Preferred Stock does not constitute "preferred stock" (within the meaning of Treasury regulation section 1.305-5(a)) and; (ii) that the Company shall not settle or otherwise resolve any Tax Challenge without the prior written consent of Apollo Management and Blackstone, which consent shall not be unreasonably withheld. In addition, notwithstanding any provision to the contrary, the Company shall not take any action a purpose of which is to prejudice the defense of any Tax Challenge.

          Except to the extent required by a "determination," the Company shall not report to any Tax Authority, or to the holders of the Series A Preferred Stock, as a dividend payment, any amount received in the Transactions, the exchange of the Series A Preferred Stock pursuant to this Agreement, any increases to the Liquidation Preference, or any other amount, resulting from, or relating to, the Company's failure to pay a dividend in cash on the Series A Preferred Stock on any Dividend Payment Date (as such terms are defined in the Certificates of Designation) or otherwise including, but not limited to, any reporting on Internal Revenue Service Forms 1098, 1099-DIV, or any similar forms or successors thereto.

Periodic Information. For so long as the shares of Common Stock issued under this Agreement are outstanding the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide the holders of such shares of Common Stock and prospective purchasers of such shares with the information specified in Rule 144A(d) under the Securities Act.

          Legends. So long as applicable, each certificate representing any portion of the shares of Common Stock issued under this Agreement shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND DELIVERY TO ALLIED WASTE INDUSTRIES, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED AS OF JULY 30, 1999, AS AMENDED, BETWEEN ALLIED WASTE INDUSTRIES, INC. ("ALLIED") AND CERTAIN SHAREHOLDERS OF ALLIED NAMED THEREIN AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF ALLIED."

                          COVENANTS OF THE PURCHASERS

          Agreement to Take Necessary and Desirable Actions. Each Holder shall
(a) subject to the satisfaction of the conditions set forth in Section 7.2, execute and deliver each of the Supplementary Shareholders Agreement and the Supplementary Registration Rights Agreement and such other documents, certificates, agreements and other writings and (b) take such other actions as may be reasonably necessary, desirable or requested by the Company in order to consummate or implement expeditiously the transactions contemplated hereby.

          Compliance with Conditions; Reasonable Best Efforts. Each Holder will use its reasonable best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company and the Holders to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Holder will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the Transactions.

          HSR Act Notification. To the extent required by the HSR Act, each Holder shall, if it has not already done so, (a) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each Holder agrees to request, and to cooperate with the Company in requesting, early termination of any applicable waiting period under the HSR Act.

          Shareholder Vote. The Holders shall vote the Shares and any shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by them and their Affiliates for any proposal contemplated by
Section 5.6 submitted to stockholders by the Company.

          Consents and Approvals. Each Holder (a) shall use its reasonable best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of this Agreement and the Supplementary Shareholders Agreement and the Supplementary Registration Rights Agreement or the consummation of the Transactions and (b) shall diligently assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Authority in connection with such Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning such Holder that counsel to the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

                        CONDITIONS PRECEDENT TO CLOSING

          Conditions to the Company's Obligations. The obligations of the Company hereunder required to be performed on the Closing Date shall be subject, at the election of the Company, to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          The representations and warranties of each Holder contained in this Agreement shall have been true and correct when made and, in addition, shall be repeated and true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          Each Holder shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by such Holder at or prior to the Closing Date.

          Any applicable waiting period under the HSR Act shall have expired or been terminated.

          The Company shall have received, on terms reasonably satisfactory to the Company, Apollo Management and Blackstone, any consent or waiver necessary under the Credit Agreement to permit the performance of this Agreement and consummation of the Transactions.

          The stockholders of the Company shall have approved the Issuance as required by Applicable Law.

          The Holders shall have entered into each of the Supplementary Registration Rights Agreement and the Supplementary Shareholders Agreement. The Holders shall have delivered certificates representing their Shares to the Company.

          No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

          The concurrent consummation of the Exchange by the Apollo/Blackstone Shareholders (as defined in the Shareholders Agreement).

          Conditions to Holders' Obligations. The obligations of each Holder hereunder required to be performed on the Closing Date shall be subject, at the election of each Holder (as to itself only), to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct when made and (ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of clauses (A) and
(B), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          The Company shall have performed in all material respects all of its obligations, agreements and covenants contained in this Agreement to be performed and complied with at or prior to the Closing Date.

          The Company shall have entered into each of the Supplementary Registration Rights Agreement and the Supplementary Shareholders Agreement.

          There has been no Material Adverse Effect (i) since December 31, 2002, except as disclosed in the Commission Filings filed prior to the date hereof, or
(ii) since the date hereof.

          Any applicable waiting period under the HSR Act shall have expired or been terminated; provided, that each Holder has used its reasonable best efforts to obtain clearance under the HSR Act.

          The Company shall have delivered to the Holders a certificate executed by it or on its behalf by a duly authorized representative, dated the Closing Date, to the effect that each of the conditions specified in paragraph (a) through (d) of this Section 7.2 has been satisfied.

          No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

          The Holders shall have received an opinion of counsel to the Company, dated the Closing Date, and addressed to the Holders, in the form attached hereto as Exhibit C.

          The Holders shall have received certificates representing the shares of Common Stock to be issued in the Issuance.

          The Company shall have received, on terms reasonably satisfactory to the Company, Apollo Management and Blackstone, any consent or waiver necessary under the Credit Agreement to permit the performance of this Agreement and consummation of the Transaction.

          The stockholders of the Company shall have approved the Issuance as required by Applicable Law.

          The obligation of any Holder to consummate the transactions contemplated hereby shall be conditioned upon the concurrent consummation of the Issuance and Exchange by the Company and each of the Apollo/Blackstone Shareholders not breaching its obligation to consummate the Exchange (in accordance with the terms and subject to the conditions of this Agreement) and, therefore, simultaneously consummating the Exchange if such Holder is otherwise willing to consummate the Exchange. (Nothing herein shall relieve any breaching Apollo/Blackstone Shareholder of liability to the Company for its breach).

                                 MISCELLANEOUS

          Indemnification. All representations, warranties, covenants and agreements (except as to the extent covenants and agreements are required to be performed after the Closing Date, which shall survive indefinitely) contained in this Agreement shall survive the Closing for two years, and except that the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.6 and 3.7 shall survive without time limitation (but subject to statutes of limitation of general application). Notwithstanding the foregoing, with respect to claims asserted pursuant to this Section 8.1 before the expiration of the applicable representation, warranty, covenant or agreement, such claims shall survive until the date they are finally adjudicated or otherwise resolved.

          The Company agrees to indemnify and hold harmless each Holder, its Affiliates and partners, and the respective officers, directors, members, employees, advisors and agents of each Holder, its Affiliates and partners (each an "indemnified person"), from and against (and to reimburse each indemnified person as the same are incurred) any and all losses (including, but not limited to, impairment of the value of the Shares), claims, damages, liabilities, costs and expenses (collectively, "Losses") to which any indemnified person may become subject or incur based upon, arising out of, or in connection with (A) a breach of any representation, warranty or covenant of this Agreement or (B) claims by third parties relating to this Agreement or the Transactions, any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other reasonable out of pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that (x) the foregoing indemnity will not, as to any indemnified person, apply to Losses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person, and (y) the maximum amount indemnifable to each Holder (and its successors or assigns) under clause
(A) shall not exceed the purchase price of the Shares purchased by such Holder. No person shall be liable for any indirect, consequential or punitive damages in connection with this Agreement or the Transactions.

          If a person entitled to indemnity hereunder (an "Indemnified Party") asserts that any party hereto (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 8.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall notify the Indemnifying Party promptly and shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceedings, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary thereof. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of such failure or delay.

          In fulfilling its obligations under this Section 8.1, after the Indemnifying Party has provided each Indemnified Party with a written notice of its acceptance of liability under this Section 8.1, as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion reasonably deem appropriate; provided that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party will not consent to any settlement or entry of judgment imposing any obligations on any other party hereto other than financial obligations for which such party will be indemnified hereunder, unless such party has consented in writing to such settlement or judgment (which consent may be given or withheld in its sole discretion). Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, which participation shall be at the expense of the Indemnifying Party, if (i) on the advice of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a material conflict of interest, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, (iii) if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or (iv) such action shall seek relief other than monetary damages against the Indemnified Party.

          Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

To the Company:

                    Allied Waste Industries, Inc.
                    15880 North Greenway-Hayden Loop
                    Scottsdale, Arizona 85260

                    Attn: Steven Helm
                          Vice President, Legal
                    Fax: (480) 627-2704

with a copy (which shall not constitute notice) to:

                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, New York 10004

                    Attn: Peter Golden
                    Fax: (212) 859-4000
To the Holders:

                    To the address specified on the signature page executed by each such Holder, with a copy (which shall not constitute notice) to:

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York 10017-3954

                    Attn: Wilson S. Neely
                    Fax: (212) 455-2502

                    Stroock & Stroock & Lavan LLP
                    180 Maiden Lane
                    New York, New York 10038

                    Attn: Hillel M. Bennett
                    Fax: (212) 806-6006

                    Shearman & Sterling LLP
                    599 Lexington Avenue
                    New York, New York 10022

                    Attn: Stephen M. Besen
                    Fax: (212) 848-7179

          Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law.

          Termination. This Agreement may be terminated (i) at any time prior to the Closing Date by mutual agreement of the Company, Apollo Management and Blackstone Management, on behalf of all purchasers, or (ii) if the Closing shall not have occurred on or prior to December 31, 2003, by either the Company, Apollo Management or Blackstone Management, at any time after December 31, 2003. In addition, any Holder may terminate this Agreement (as to itself only) at any time after December 31, 2003. Termination pursuant to the foregoing sentences notwithstanding, Sections 8.1 and 8.10 hereof shall remain in effect.

          Entire Agreement. This Agreement and the Supplementary Shareholders Agreement and the Supplementary Registration Rights Agreement (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

          Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby. It is understood that members of the Company's board of directors nominated by Apollo and Blackstone will recuse themselves from any consideration by the Company of any amendment, modification or termination of this Agreement.

          Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. It is understood that members of the Company's board of directors nominated by Apollo and Blackstone will recuse themselves from any consideration by the Company of any waiver of the terms and conditions of this Agreement. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

          Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

          Exhibits and Schedules. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

          Expenses; Brokers. The Company shall pay or cause to be paid, whether or not the Closing occurs hereunder, all reasonable out-of-pocket fees and expenses incurred by the Company and by or on behalf of the Holders and their Affiliates in connection with the Transactions (including, without limitation, reasonable fees, charges and disbursements of counsel). Other than the use of UBS Securities LLC by the Company and Goldman, Sachs by the Special Committee, each of the parties represents to the others that neither it nor any of its Affiliates has used a broker or other intermediary in connection with the Transactions for whose fees or expenses any other party will be liable. Each party agrees to indemnify and hold the other parties to this Agreement harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

          Press Releases and Public Announcements. All public announcements or disclosures relating to the transactions contemplated hereby shall be made only if mutually agreed upon by the Company and the Holders, except to the extent such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation, provided that (a) any such required disclosure shall only be made, to the extent consistent with law and stock exchange regulation, after consultation with Apollo and Blackstone and (b) no such announcement or disclosure (except as required by law or by stock exchange regulation) shall identify any Holder without such Holder's prior consent.


          Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Holders, which may be withheld in their sole discretion and may not be assigned or delegated by any Holder, without the Company's prior written consent, which shall not be unconditionally withheld, except that in each case a Holder may assign its rights hereunder to its Permitted Transferee (as that term is defined in the Shareholders Agreement) without being itself relieved of its obligations hereunder on or prior to the Closing. Any assignment or delegation of rights, duties or obligations hereunder made by the Company without the prior written consent of the Holders, shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as expressly set forth in Section
8.1 or this Section 8.12.

          Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to each Holder the shares of Common Stock to be acquired by it hereunder.

          Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

          Several Liability of the Holders. Nothing in this Agreement shall be construed to impose on any Holder any liability for any action or failure to act of any other Holder.

          No Duty to Other Holders. Each Holder confirms with each other Holder that such Holder has conducted its own due diligence in connection with its investment in the shares of Common Stock to be issued in the Issuance and the other Holders may therefore have information different from, or additional to, the information possessed by such Holder. In addition, although certain of the other Holders (the "Supplying Holders") may have shared information received by them (including information contained in third party reports prepared for such other Holders) with such Holder, no representation or warranty is being made with respect to such information by any Supplying Holder or any such third party. Nothing in this Section 8.18 is meant to limit any duty, obligation or liability the Company may have to any Holder under this Agreement or otherwise.

          Specific Performance. Each party hereto acknowledges and agrees that the other parties hereto could be irreparably damaged in the event that its obligations contained in this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each party hereto agrees that the other parties will be entitled to an injunction or injunctions to enforce specifically such covenants in any action in any court having personal and subject matter jurisdiction, in addition to any other remedy to which each such party may be entitled at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                             ALLIED WASTE INDUSTRIES, INC.


                             Name: Steven M. Helm
                                  --------------------
                                  Title: Vice President

Number of Shares
being exchanged:               284,175

Number of shares of
Common Stock to be received: 31,401,337.5


                             APOLLO INVESTMENT FUND IV, L. P.

                             By: Apollo Advisors IV, L.P.
                                 its General Partner

                             By: Apollo Capital Management IV, Inc.
                                 its General Partner


                             By:
                                 ------------------------
                                 Name:
                                 Title:

                             Address for Notice: c/o Apollo Management, L.P.
                                                 1301 Avenue of the Americas
                                                 New York, NY 10019
                                                 Telephone: (212) 515-3200
                                                 Telecopy: (212) 515-3288

Number of Shares
being exchanged:               15,825

Number of shares of
Common Stock being received:  1,748,662.5


                             APOLLO OVERSEAS PARTNERS IV, L.P.

                             By:  Apollo Advisors IV, L.P.
                                  its Managing Partner

                             By:  Apollo Capital Management IV, Inc.
                                  its General Partner

                             By:
                                 ------------------------------
                                 Name:
                                Title:

                             Address for Notice: c/o Apollo Management, L.P.
                                                 1301 Avenue of the Americas
                                                 New York, NY 10019
                                                 Telephone: (212) 515-3200
                                                 Telecopy: (212) 515-3288

Number of Shares
being exchanged:             89,163

Number of shares of
Common Stock being received: 9,852,511.5


                             APOLLO INVESTMENT FUND III, L.P.

                             By:  Apollo Advisors II, L.P.
                                  its General Partner

                             By:  Apollo Capital Management II, Inc.
                                  its General Partner

                             By:
                                 ------------------------------
                                 Name:
                                 Title:

                             Address for Notice: c/o Apollo Management, L.P.
                                                 1301 Avenue of the Americas
                                                 New York, NY 10019
                                                 Telephone: (212) 515-3200
                                                 Telecopy: (212) 515-3288

Number of Shares
being exchanged:             6,691

Number of shares of
Common Stock being received:   739,355.5


                             APOLLO OVERSEAS PARTNERS III, L.P.
                             c/oApollo Advisors II, L.P.
                             its Managing Partner

                             By:  Apollo Capital Management II, Inc.
                                  its General Partner

                             By:
                                  ------------------------------
                                  Name:
                                  Title:

                             Address for Notice: c/o Apollo Management, L.P.
                                                 1301 Avenue of the Americas
                                                 New York, NY 10019
                                                 Telephone: (212) 515-3200
                                                 Telecopy: (212) 515-3288

Number of Shares
being exchanged:          4,146
Number of shares of
Common Stock being received: 458,133


                             APOLLO (UK) PARTNERS III, L P.

                             By:  Apollo Advisors II, L.P.
                                  its Managing Partner

                             By:  Apollo Capital Management II, Inc.
                                  its General Partner

                             By:
                                  ------------------------------
                                  Name:
                                  Title:

                             Address for Notice: c/o Apollo Management, L.P.
                                                 1301 Avenue of the Americas
                                                 New York, NY 10019
                                                 Telephone: (212) 515-3200
                                                 Telecopy: (212) 515-3288

Number of Shares
being exchanged:           40,000

Number of shares of
Common Stock to be received: 4,420,000


                             APOLLO/AW, LLC

                             By:  Apollo Management IV, L.P.
                                  its Manager

                             By:  AIF IV Management, Inc.
                                  its General Partner

                             By:
                                  ------------------------------
                                  Name:
                                  Title:

                              Address for Notice: c/o Apollo Management, L.P.
                                                  1301 Avenue of the Americas
                                                  New York, NY 10019
                                                  Telephone: (212) 515-3200
                                                  Telecopy: (212) 515-3288

Number of Shares
being exchanged:             277,540.586

Number of shares of
Common Stock to be received:    3,065,334.753


                             BLACKSTONE CAPITAL PARTNERS III
                             MERCHANT BANKING FUND L.P.,

                             By: Blackstone Management Associates III L.L.C. its General Partner

                             By:
                                  -----------------------
                                  Name:
                                  Title:

                             Address for Notice: 345 Park Avenue
                                                 New York, New York 10154
                                                 Telephone: (212) 935-2626
                                                 Telecopy: (212) 754-8710

Number of Shares
being exchanged:      51,459.414

Number of shares of
Common Stock to be received: 5,686,265.247


                             BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P.

                             By: Blackstone Management Associates III L.L.C. its General Partner

                             By:
                                 ---------------------
                                 Name:
                                 Title:

                             Address for Notice: 345 Park Avenue
                                                 New York, New York 10154
                                                 Telephone: (212) 935-2626
                                                 Telecopy: (212) 754-8710

Number of Shares
being exchanged:     21,000

Number of shares of
Common Stock to be received: 2,320,500


                             BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.,

                             By: Blackstone Management Associates III L.L.C. its General Partner

                             By:
                                  ---------------------
                                  Name:
                                  Title:

                             Address for Notice: 345 Park Avenue
                                                 New York, New York 10154
                                                 Telephone: (212) 935-2626
                                                 Telecopy: (212) 754-8710

Number of Shares
being exchanged:    89,434

Number of shares of
Common Stock to be received: 9,882,457


                             GREENWICH STREET CAPITAL PARTNERS II, L.P.

                             By: GREENWICH STREET INVESTMENTS II, L.L.C., its General Partner

                             By:
                                 -------------------------
                                 Name:
                                 Title:

                             Address for Notice: 12 East 49th Street
                                                 32nd Floor
                                                 New York, New York 10017
                                                 Telephone: (212) 884-6202
                                                 Telecopy: (212) 884-6184

Number of Shares
being exchanged:     3,030

Number of shares of
Common Stock to be received: 334,815


                             GSCP OFFSHORE FUND, L.P.

                             By: GREENWICH STREET INVESTMENTS II, L.L.C., its General Partner

                             By:
                                 -------------------------
                                 Name:
                                 Title:

                            Address for Notice: 12 East 49th Street
                                                32nd Floor
                                                New York, New York 10017
                                                Telephone: (212) 884-6202
                                                Telecopy: (212) 884-6184

Number of Shares
being exchanged:     1,864

Number of shares of
Common Stock to be received: 205,972


                             GREENWICH FUND, L.P.

                             By: GREENWICH STREET INVESTMENTS II, L.L.C., its General Partner

                             By:
                                  --------------------
                                  Name:
                                  Title:

                             Address for Notice: 12 East 49th Street
                                                 32nd Floor
                                                 New York, New York 10017
                                                 Telephone: (212) 884-6202
                                                 Telecopy: (212) 884-6184

Number of Shares
being exchanged:    5,231

Number of shares of
Common Stock to be received: 578,025.5


                             GREENWICH STREET EMPLOYEES FUND, L.P.

                             By: GREENWICH STREET INVESTMENTS II, L.L.C., its General Partner

                             By:
                                  ---------------------
                                  Name:
                                  Title:

                             Address for Notice: 12 East 49th Street
                                                 32nd Floor
                                                 New York, New York 10017
                                                 Telephone: (212) 884-6202
                                                 Telecopy: (212) 884-6184

Number of Shares
being exchanged:       441

Number of shares of
Common Stock to be received: 48,730.5


                             TRV EXECUTIVE FUND, L.P.

                             By: GREENWICH STREET INVESTMENTS II, L.L.C., its General Partner

                             By:
                                  -----------------------
                                  Name:
                                  Title:

                             Address for Notice: 12 East 49th Street
                                                 32nd Floor
                                                 New York, New York 10017
                                                 Telephone: (212) 884-6202
                                                 Telecopy: (212) 884-6184

Number of Shares
being exchanged:     69,292

Number of shares of
Common Stock to be received: 7,656,766


                             DLJ MERCHANT BANKING PARTNERS II, L.P.

                             By:  DLJ Merchant Banking II, Inc.
                                  Managing General Partner

                             By:
                                  ------------------
                                  Name:
                                  Title:
                             Address for Notice: 11 Madison Avenue
                                                 New York, New York 10010
                                                 Telephone: (212) 538-1453
                                                 Telecopy: (917) 326-8076

Number of Shares
being exchanged:     2,760

Number of shares of
Common Stock to be received: 304,980


                             DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                             By:  DLJ Merchant Banking II, Inc.
                                  Managing General Partner

                             By:
                                  ------------------
                                  Name:
                                  Title:

                             Address for Notice: 11 Madison Avenue
                                                 New York, New York 10010
                                                 Telephone: (212) 538-1453
                                                 Telecopy: (917) 326-8076
Number of Shares
being exchanged:    4,051

Number of shares of
Common Stock to be received: 447,635.5


                             DLJ DIVERSIFIED PARTNERS, L.P.

                             By:  DLJ Diversified Partners, Inc.
                                  Managing General Partner

                             By:
                                  -----------------
                                  Name:
                                  Title:

                             Address for Notice: 11 Madison Avenue
                                                 New York, New York 10010
                                                 Telephone: (212) 538-1453
                                                 Telecopy: (917) 326-8076

Number of Shares
being exchanged:     1,504

Number of shares of
Common Stock to be received: 166,192


                             DLJ DIVERSIFIED PARTNERS-A, L.P.

                             By:  DLJ Diversified Partners, Inc.
                                  Managing General Partner
                              By:
                                  -----------------
                                  Name:
                                  Title:

                             Address for Notice: 11 Madison Avenue
                                                 New York, New York 10010
                                                 Telephone: (212) 538-1453
                                                 Telecopy: (917) 326-8076

Number of Shares
being exchanged:     1,120

Number of shares of
Common Stock to be received: 123,760


                             DLJ MILLENNIUM PARTNERS, L.P.

                             By:  DLJ Merchant Banking II, Inc.
                                  Managing General Partner

                              By:
                                  -----------------
                                  Name:
                                  Title:

                             Address for Notice: 11 Madison Avenue
                                                 New York, New York 10010
                                                 Telephone: (212) 538-1453
                                                 Telecopy: (917) 326-8076
Number of Shares
being exchanged:    219

Number of shares of
Common Stock to be received: 24,199.5


                             DLJ MILLENNIUM PARTNERS-A, L.P.

                             By:  DLJ Merchant Banking II, Inc.
                                  Managing General Partner

                              By:
                                  -----------------
                                  Name:
                                  Title:

                             Address for Notice: 11 Madison Avenue
                                                 New York, New York 10010
                                                 Telephone: (212) 538-1453
                                                 Telecopy: (917) 326-8076

Number of Shares
being exchanged:      133

Number of shares of
Common Stock to be received: 14,696.5


                             DLJ FIRST ESC L.P.

                             By:  DLJ LBO Plans Management Corporation
                                  General Partner
                              By:
                                  -----------------
                                  Name:
                                  Title:

                             Address for Notice: 11 Madison Avenue
                                                 New York, New York 10010
                                                 Telephone: (212) 538-1453
                                                 Telecopy: (917) 326-8076

Number of Shares
being exchanged:     3,407

Number of shares of
Common Stock to be received: 376,473.5


                             DLJ OFFSHORE PARTNERS II, C.V.

                             By:  DLJ Merchant Banking II, Inc.
                                  Managing General Partner

                              By:
                                  -----------------
                                  Name:
                                  Title:

                             Address for Notice: 11 Madison Avenue
                                                 New York, New York 10010
                                                 Telephone: (212) 538-1453
                                                 Telecopy: (917) 326-8076

Number of Shares
being exchanged:     311

Number of shares of
Common Stock to be received: 34,365.5


                             DLJ EAB PARTNERS, L.P.

                             By:  DLJ LBO Plans Management Corporation
                                  General Partner

                              By:
                                  -----------------
                                  Name:
                                  Title:

                             Address for Notice: 11 Madison Avenue
                                                 New York, New York 10010
                                                 Telephone: (212) 538-1453
                                                 Telecopy: (917) 326-8076

Number of Shares
being exchanged:     14,705

Number of shares of
Common Stock to be received: 1,624,902.5


                             DLJ ESC II L.P.

                             By:  DLJ LBO Plans Management Corporation
                                  General Partner

                              By:
                                  -----------------
                                  Name:
                                  Title:

                             Address for Notice: 11 Madison Avenue
                                                 New York, New York 10010
                                                 Telephone: (212) 538-1453
                                                 Telecopy: (917) 326-8076

Number of Shares
being exchanged:    9,148

Number of shares of
Common Stock to be received: 1,010,854


                             DLJMB FUNDING II, INC.


                              By:
                                  -----------------
                                  Name:
                                  Title:

                             Address for Notice: 11 Madison Avenue
                                                 New York, New York 10010
                                                 Telephone: (212) 538-1453
                                                 Telecopy: (917) 326-8076

Number of Shares
being exchanged:       3,000

Number of shares of
Common Stock to be received: 331,500


                                  --------------------
                                  Kenneth D. Moelis

                             Address for Notice:
                                                 Telephone: (212)
                                                 Telecopy:

Number of Shares
being exchanged:    100

Number of shares of
Common Stock to be received: 11,050


                                  By:
                                      ---------------------
                                      Name: Mark Lanigan

                             Address for Notice: Credit Suisse First Boston
                                                 2121 Avenue of the Stars
                                                 Los Angeles, California 90067
                                                 Telephone: (310) 282-6173
                                                 Telecopy: (310) 712-

Number of Shares
being exchanged:     150

Number of shares of
Common Stock to be received: 16,575


                                  --------------------
                                  Jeffrey Klein

                             Address for Notice:
                                                 Telephone: (212)
                                                 Telecopy:

Number of Shares
being exchanged:    100

Number of shares of
Common Stock to be received: 11,050


                                  --------------------
                                  Susan Schnable

                             Address for Notice: Credit Suisse First Boston
                                                 2121 Avenue of the Stars
                                                 Los Angeles, California 90067
                                                 Telephone: (310) 282-6173
                                                 Telecopy: (310) 712-


                                   Schedule 1

                                                                     Shares of               Shares of
                                                                   Senior Preferred to      Common Stock
                                                                     be Exchanged             to be Received
                                                                   ---------------------    ---------------
Apollo Investment Fund IV, L.P.                                          284,175.000           31,401,337.5
Apollo Overseas Partners IV, L.P.                                         15,825.000            1,748,662.5
Apollo Investment Fund III, L.P.                                          89,163.000            9,852,511.5
Apollo Overseas Partners III, L.P.                                         6,691.000              739,355.5
Apollo (UK) Partners III, L.P.                                             4,146.000                458,133
Apollo/AW LLC                                                             40,000.000              4,420,000
Blackstone Capital Partners III Merchant Banking Fund L.P.               277,540.586         30,668,234.753
Blackstone Offshore Capital Partners III L.P.                             51,459.414          5,686,265.247
Blackstone Family Investment Partnership III L.P.                         21,000.000              2,320,500
Greenwich Street Capital Partners II, L.P.                                89,434.000              9,882,457
GSCP Offshore Fund, L.P.                                                   3,030.000                334,815
Greenwich Fund, L.P.                                                       1,864.000                205,972
Greenwich Street Employees Fund, L.P.                                      5,231.000              578,025.5
TRV Executive Fund, L.P.                                                     441.000               48,730.5
DLJMB Funding II, Inc.                                                     9,148.000              1,010,854
DLJ Merchant Banking Partners II, L.P.                                    69,292.000              7,656,766
DLJ Merchant Banking Partners II-A, L.P.                                   2,760.000                304,980
DLJ Diversified Partners, L.P.                                             4,051.000              447,635.5
DLJ Diversified Partners-A, L.P.                                           1,504.000                166,192
DLJ Millennium Partners, L.P.                                              1,120.000                123,760
DLJ Millennium Partners-A, L.P.                                              219.000               24,199.5
DLJ First ESC L.P.                                                           133.000               14,696.5
DLJ Offshore Partners II, C.V.                                             3,407.000              376,473.5
DLJ EAB Partners, L.P.                                                       311.000               34,365.5
DLJ ESC II, L.P.                                                          14,705.000            1,624,902.5
Kenneth D. Moelis                                                          3,000.000                331,500
Mark Lanigan                                                                 100.000                 11,050
Jeffrey Klein                                                                150.000                 16,575
Susan Schnable                                                               100.000                 11,050
                                                                        ---------------       --------------
Totals                                                                 1,000,000.000            110,500,000

                                   Exhibit A
                  Supplementary Registration Rights Agreement

                                                                Execution Copy

                  SUPPLEMENTARY REGISTRATION RIGHTS AGREEMENT

          Supplementary Registration Rights Agreement, dated as of July 31, 2003 (this "Agreement"), by and among Allied Waste Industries, Inc., a Delaware corporation (the "Company") and each of the other parties signatory hereto.

          Reference is made to the Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"), dated as of July 30, 1999, by and between the Company, on the one hand, and Apollo Investment Fund IV, L.P., a Delaware limited partnership, Apollo Investment Fund III, L.P., a Delaware limited partnership, Apollo Overseas Partners IV, L.P., a Delaware limited partnership, Apollo Overseas Partners III, L.P., a Delaware limited partnership, Apollo (U.K.) Partners III, L.P., an English limited partnership, Apollo/AW LLC, a Delaware limited liability company, Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership III L.P., a Delaware limited partnership and Blackstone Family Investment Partnership II L.P., a Delaware limited partnership, Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Greenwich Street Capital Partners II, L.P., a Delaware limited partnership, GSCP Offshore Fund, L.P., a Cayman Islands exempted limited partnership, Greenwich Fund, L.P., a Delaware limited partnership, Greenwich Street Employees Fund, L.P., a Delaware limited partnership, TRV Executive Fund, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ Millenium Partners, L.P., a Delaware limited partnership, DLJ Millenium Partners-A, L.P., a Delaware limited partnership, DLJ First ESC L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership and DLJ ESC II, L.P., a Delaware limited partnership (collectively, the "Shareholders") on the other hand. (Capitalized terms not defined herein shall have the meanings set forth in the Registration Rights Agreement.)

          WHEREAS, the Company and the Shareholders have entered into an Exchange Agreement, dated as of July 31, 2003 (the "Exchange Agreement"), pursuant to which the Shareholders will exchange their shares of Senior Preferred Stock for shares of Common Stock, par value $.01(the "Common Stock"), of the Company.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          The Company agrees that all shares of Common Stock issued by the Company in exchange for the Senior Preferred Stock pursuant to the Exchange Agreement shall be treated, to the fullest extent permitted by the Registration Rights Agreement, as "Registrable Securities" and "Additional Shares" under the Registration Rights Agreement and, to the fullest extent permitted by the Registration Rights Agreement, shall have the same rights as Registrable Securities and Additional Shares in connection with any registration effected pursuant to the Registration Rights Agreement. For the avoidance of doubt, when used in this Agreement, the term "Registrable Securities" shall include all shares of Common Stock issued by the Company pursuant to the Exchange Agreement. (Nothing in this paragraph shall affect the relative rights of Registrable Securities and other securities to participate in any registration pursuant to the Registration Rights Agreement if all such securities cannot be registered.)

          In addition to the other rights under the Registration Rights Agreement of the Shareholders who are party to this Agreement, at any time after the first anniversary of the acquisition of shares of Common Stock pursuant to the Exchange Agreement, upon the written request of the Apollo/Blackstone Shareholders (as defined in the Shareholders Agreement and the Supplementary Shareholders Agreement, the form of which is attached as Exhibit B to the Exchange Agreement), the Company shall prepare and file or cause to be prepared and filed with the SEC as promptly as reasonably practicable a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a


          "Shelf Registration Statement") registering the resale from time to time by the Shareholders and the Related Transferees (as defined in the Shareholders Agreement) thereof of all of the Registrable Securities (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3, or another appropriate form permitting registration of such Registrable Securities for resale by such Shareholders or the Related Transferees thereof in accordance with the methods of distribution reasonably elected by the Shareholders or Related Transferees thereof and set forth in the Shelf Registration Statement. The Apollo/Blackstone Shareholders shall be entitled to only one request for a Shelf Registration Statement pursuant to this Section.

          The Company shall use reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and to keep the Shelf Registration Statement continuously effective under the Securities Act for a period of four years following its being declared effective (the "Effectiveness Termination Date"); provided, however, that such Effectiveness Termination Date shall be increased by the number of days that the Shelf Registration Statement is delayed or suspended pursuant to this Section 2.

          In connection with any sales pursuant to the Shelf Registration Statement, reasonable efforts shall be made not to knowingly sell to any single buyer, acting individually or with others, who, after taking account of the sales, will own more than 9% of the Total Voting Power (as defined in the Shareholders Agreement).

          The Company may delay the filing of the Shelf Registration Statement, and any amendments or supplements thereto, or delay its effectiveness, for a reasonable period (but not longer than 90 days) if, in the sole judgment of the Company's Board of Directors, (i) delay is necessary in light of pending financing transactions, corporate reorganizations, or other major events involving the Company, or (ii) filing at the time requested would materially and adversely affect the business or prospects of the Company in view of disclosure that may be thereby required. Once the cause of the delay is eliminated, the Company shall promptly notify the Shareholders and, promptly after Shareholders notify the Company to proceed, the Company shall file a Shelf Registration Statement or any amendments or supplements thereto and begin or resume performance of its other obligations under this Agreement and the Registration Rights Agreement.

          Subject to the provisions of this Section 2, the Company shall have the right at any time to require that the Shareholders suspend further open market offers and sales of the Registrable Shares whenever, and for so long as, in the reasonable judgment of the Company based upon the advice of legal counsel, there is in existence material undisclosed information or events with respect to the Company the disclosure of which would materially and adversely affect the business or prospects of the Company or suspension is necessary in light of pending financing transactions, corporate reorganizations, or other major events involving the Company (the "Suspension Right"). In the event the Company exercises the Suspension Right, such suspension will continue for the period of time (the "Suspension Period") reasonably necessary for the disclosure to occur at a time that is not materially detrimental to the Company and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by the Company based upon the advice of legal counsel, or for the transactions or other major events to be completed or terminated. The period during which the availability of the Shelf Registration Statement and any prospectus is suspended shall, without the Company incurring any obligation to pay liquidated damages, not, in the aggregate exceed 120 days in any twelve (12) month period. The Company will reasonably promptly give the Shareholders notice of any such suspension and will, as promptly as reasonably practicable after the Suspension Period terminates, allow the resumption of the use of the Shelf Registration Statement and, if required to reflect such material corporate development or major event, prepare a supplement or amendment to the Shelf Registration Statement .

          In the event that the Shareholders should elect to make an underwritten offering or distribution of the Registrable Shares after the Shelf Registration Statement has been declared effective, the number of requests for registration permitted under Section 2.2 of the Registration Rights Agreement shall be reduced by one (1) for each such underwritten offering.

          If there has been filed an amendment to the Shelf Registration Statement relating to an underwritten offering then either Apollo or Blackstone may require the Company to delay the filing of any registration statement relating to shares of Common Stock or delay its effectiveness, for a reasonable period (but not longer than 90 days) if, in the sole judgment of either Apollo Blackstone, a delay is necessary in order to avoid materially and adversely affecting the disposition of Registrable Securities pursuant to the offering by the Shareholders; provided that the foregoing shall not limit the Company's right to file and have declared effective registration statements relating to shares of Common Stock issuable pursuant to employee benefit plans of the Company or any of its subsidiaries or issuable pursuant to a merger, acquisition or similar transaction involving the Company or any of its subsidiaries. The provisions of Section 2.4(a)(i),(ii), and (iii), 2.4(b), 2.4 (c), 2.4(d), 2.4(e), 2.4(f), 2.4(g), 2.4(h), 2.4(i), 2.4(j), Article III and Sections 4.1,
4.2, 4.3, and 4.4 of the Registration Rights Agreement shall apply to the registration pursuant to this Section as if incorporated herein.

          The Shareholders agree that this Agreement shall not give rise to any additional registration rights (or modifications of existing rights) under
Section 4.5 of the Registration Rights Agreement.

          All other terms of the Registration Rights Agreement shall remain in full force and effect.

          Accepted and Agreed to this _____ day of _________, 2003.

                              ALLIED WASTE INDUSTRIES, INC.


                              By:  ____________________________
                                   Name:
                                   Title:


                              APOLLO INVESTMENT FUND IV, L. P.

                              By:  Apollo Advisors IV, L.P.
                                   its General Partner

                              By:  Apollo Capital Management IV, Inc.
                                   its General Partner


                              By:  ____________________________
                                   Name:
                                   Title:

                              APOLLO OVERSEAS PARTNERS IV, L.P.

                              By:  Apollo Advisors IV, L.P.
                                   its Managing Partner

                              By:  Apollo Capital Management IV, Inc.
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              APOLLO INVESTMENT FUND III, L.P.

                              By:  Apollo Advisors II, L.P.
                                   its General Partner

                              By:  Apollo Capital Management II, Inc.
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              APOLLO OVERSEAS PARTNERS III, L.P.
                              c/oApollo Advisors II, L.P.
                              its Managing Partner

                              By:  Apollo Capital Management II, Inc.
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              APOLLO (UK) PARTNERS III, L P.

                              By:  Apollo Advisors II, L.P.
                                   its Managing Partner

                              By:  Apollo Capital Management II, Inc.
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              APOLLO/AW, LLC

                              By:  Apollo Management IV, L.P.
                                   its Manager

                              By:  AIF IV Management, Inc.
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              BLACKSTONE CAPITAL PARTNERS III
                              MERCHANT BANKING FUND L.P.,

                              By: Blackstone Management Associates III L.L.C. its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              BLACKSTONE OFFSHORE
                              CAPITAL PARTNERS III L.P.

                              By: Blackstone Management Associates III L.L.C. its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              BLACKSTONE FAMILY
                              INVESTMENT PARTNERSHIP III L.P.,

                              By: Blackstone Management Associates III L.L.C. its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              GREENWICH STREET CAPITAL PARTNERS II, L.P.

                              By:  GREENWICH STREET
                                   INVESTMENTS II, L.L.C.,
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              GSCP OFFSHORE FUND, L.P.

                              By:  GREENWICH STREET
                                   INVESTMENTS II, L.L.C.,
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              GREENWICH FUND, L.P.

                              By:  GREENWICH STREET
                                   INVESTMENTS II, L.L.C.,
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              GREENWICH STREET EMPLOYEES FUND, L.P.

                              By:  GREENWICH STREET
                                   INVESTMENTS II, L.L.C.,
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              TRV EXECUTIVE FUND, L.P.

                              By:  GREENWICH STREET
                                   INVESTMENTS II, L.L.C.,
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ MERCHANT BANKING PARTNERS II, L.P.

                              By:  DLJ Merchant Banking II, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                              By:  DLJ Merchant Banking II, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ DIVERSIFIED PARTNERS, L.P.

                              By:  DLJ Diversified Partners, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ DIVERSIFIED PARTNERS-A, L.P.

                              By:  DLJ Diversified Partners, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ MILLENNIUM PARTNERS, L.P.

                              By:  DLJ Merchant Banking II, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ MILLENNIUM PARTNERS-A, L.P.

                              By:  DLJ Merchant Banking II, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ FIRST ESC L.P.

                              By:  DLJ LBO Plans Management Corporation
                                   General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ OFFSHORE PARTNERS II, C.V.

                              By:  DLJ Merchant Banking II, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ EAB PARTNERS, L.P.

                              By:  DLJ LBO Plans Management Corporation
                                   General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ ESC II L.P.

                              By:  DLJ LBO Plans Management Corporation
                                   General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJMB FUNDING II, INC.

                              By:  ____________________________
                                   Name:
                                   Title:

                              _________________________________
                              Kenneth D. Moelis


                              _________________________________
                              Mark Lanigan

                              _________________________________
                              Jeffrey Klein

                              _________________________________
                              Susan Schnable

                                   Exhibit B
                      Supplementary Shareholders Agreement

                                                                  Execution Copy
                      Supplementary Shareholders Agreement

          Supplementary Shareholders Agreement, dated as of July 31, 2003 (this "Agreement") by and among Allied Waste Industries, Inc., a Delaware corporation (the "Company"), and the other parties signatory hereto.

          Reference is made to the Second Amended and Restated Shareholders Agreement, dated as of July 30, 1999 (the "Shareholders Agreement"), by and between the Company and certain holders (the "Shareholders") of the Common Stock, par value $.01 per share (the "Common Stock") and Series A Senior Convertible Preferred Stock, par value $.10 per share (the "Senior Preferred Stock"), of the Company. (Capitalized terms not defined herein shall have the meanings set forth in the Shareholders Agreement.)

          WHEREAS, the Company and the Shareholders have entered into an Exchange Agreement, dated as of July 31, 2003 (the "Exchange Agreement"), pursuant to which the Shareholders will exchange their shares of Senior Preferred Stock for shares of Common Stock.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

For purposes of determining the rights, restrictions and obligations of the Shareholders receiving Common Stock pursuant to the Exchange Agreement under the Shareholders Agreement, the parties hereto agree that (i) any and all shares of Common Stock acquired by the Shareholders pursuant to the Exchange Agreement shall be included in determining the Beneficial Ownership of Voting Securities of the Shareholders and (ii) such shares of Common Stock shall be Voting Securities subject to the Shareholders Agreement (whether or not such shares would otherwise be subject to the Shareholders Agreement and whether or not the Shareholders would otherwise have such rights and obligations or be subject to such restrictions without this provision). In addition, the parties hereto agree that they shall determine the rights and obligations of the Shareholders under the Shareholders Agreement as if Section 1.3(c) of the Shareholders Agreement had been amended by (x) deleting "to the extent such shares may be deemed to be beneficially owned," in clause (ii) thereof and (y) inserting at the end thereof the following: "and (iii) the shares of Common Stock which are the subject of the Exchange Agreement, dated as of July 31, 2003, among the Company and the Shareholders."

For purposes of determining the rights and obligations of the Shareholders under the Shareholders Agreement, the parties hereto agree that they shall treat the Shareholders Agreement as if it provides that the definition of "Apollo/Blackstone Shares" for all purposes includes the TPG Group Block, the Laidlaw Group Block and all 87,295,000 shares of Common Stock issued by the Company to the Apollo/Blackstone Shareholders in exchange for the 790,000 shares of Senior Preferred Stock currently held by the Apollo/Blackstone Shareholders and no longer refers to any share of Senior Preferred or Common Stock or Junior Preferred Stock issued upon the conversion of such shares of Senior Preferred Stock. Accordingly, for example, the parties hereto agree that for purposes of determining the duration of the Shareholder Designee Period and the number of Shareholder Designees to be included in the slate of nominees recommended for election to the Board of Directors at each annual meeting of shareholders of the Company pursuant to Section 3.1 of the Shareholders Agreement, the calculations involving the Apollo/Blackstone Shares required by that Section shall be based upon the TPG Group Block, the Laidlaw Block and the shares of Common Stock issued to the Apollo/Blackstone Shareholders pursuant to the Exchange Agreement.

The Company hereby consents to the acquisition of any and all shares of Common Stock by the Shareholders pursuant to the Exchange Agreement and agrees that the acquisition of such shares is in compliance with the terms of the Shareholders Agreement so that no Shareholder shall become an "Acquiring Person" under the Rights Agreement dated as of May 25, 2000 between the Company and American Stock Transfer & Trust Company as a result of the consummation of the transactions contemplated by the Exchange Agreement.

Notwithstanding anything in the Shareholders Agreement or Registration Rights Agreement to the contrary, no Dispositions of any nature of the shares of Common Stock acquired pursuant to the

Exchange Agreement may be made prior to the first anniversary of the acquisition of shares of Common Stock pursuant to the Exchange Agreement except pursuant to Sections 4.1(e) and 4.1(f) of the Shareholders Agreement. For the avoidance of doubt, nothing in this Section shall impose limitation on Dispositions of the TPG Group Block or the Laidlaw Block.

All references to the Shareholders Agreement and the Registration Rights Agreement shall refer to such agreements, as amended.

All other terms of the Shareholders Agreement shall remain in full force and effect.

          Accepted and Agreed to this 31st day of July, 2003.

                              ALLIED WASTE INDUSTRIES, INC.


                              _________________________________
                              Name: Steven M. Helm
                              Title: Vice President

                              APOLLO INVESTMENT FUND IV, L. P.

                              By:  Apollo Advisors IV, L.P.
                                   its General Partner

                              By:  Apollo Capital Management IV, Inc.
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              APOLLO OVERSEAS PARTNERS IV, L.P.

                              By:  Apollo Advisors IV, L.P.
                                   its Managing Partner

                              By:  Apollo Capital Management IV, Inc.
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              APOLLO INVESTMENT FUND III, L.P.

                              By:  Apollo Advisors II, L.P.
                                   its General Partner

                              By:  Apollo Capital Management II, Inc.
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              APOLLO OVERSEAS PARTNERS III, L.P.
                              c/oApollo Advisors II, L.P.
                              its Managing Partner

                              By:  Apollo Capital Management II, Inc.
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              APOLLO (UK) PARTNERS III, L P.

                              By:  Apollo Advisors II, L.P.
                                   its Managing Partner

                              By:  Apollo Capital Management II, Inc.
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              APOLLO/AW, LLC

                              By:  Apollo Management IV, L.P.
                                   its Manager

                              By:  AIF IV Management, Inc.
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              BLACKSTONE CAPITAL PARTNERS III
                              MERCHANT BANKING FUND L.P.,

                              By: Blackstone Management Associates III L.L.C. its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              BLACKSTONE OFFSHORE
                              CAPITAL PARTNERS III L.P.

                              By: Blackstone Management Associates III L.L.C. its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              BLACKSTONE FAMILY
                              INVESTMENT PARTNERSHIP III L.P.,

                              By: Blackstone Management Associates III L.L.C. its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              GREENWICH STREET CAPITAL PARTNERS II, L.P.

                              By:  GREENWICH STREET
                                   INVESTMENTS II, L.L.C.,
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              GSCP OFFSHORE FUND, L.P.

                              By:  GREENWICH STREET
                                   INVESTMENTS II, L.L.C.,
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              GREENWICH FUND, L.P.

                              By:  GREENWICH STREET
                                   INVESTMENTS II, L.L.C.,
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              GREENWICH STREET EMPLOYEES FUND, L.P.

                              By:  GREENWICH STREET
                                   INVESTMENTS II, L.L.C.,
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              TRV EXECUTIVE FUND, L.P.

                              By:  GREENWICH STREET
                                   INVESTMENTS II, L.L.C.,
                                   its General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ MERCHANT BANKING PARTNERS II, L.P.

                              By:  DLJ Merchant Banking II, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                              By:  DLJ Merchant Banking II, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ DIVERSIFIED PARTNERS, L.P.

                              By:  DLJ Diversified Partners, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ DIVERSIFIED PARTNERS-A, L.P.

                              By:  DLJ Diversified Partners, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ MILLENNIUM PARTNERS, L.P.

                              By:  DLJ Merchant Banking II, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ MILLENNIUM PARTNERS-A, L.P.

                              By:  DLJ Merchant Banking II, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ FIRST ESC L.P.

                              By:  DLJ LBO Plans Management Corporation
                                   General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ OFFSHORE PARTNERS II, C.V.

                              By:  DLJ Merchant Banking II, Inc.
                                   Managing General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ EAB PARTNERS, L.P.

                              By:  DLJ LBO Plans Management Corporation
                                   General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJ ESC II L.P.

                              By:  DLJ LBO Plans Management Corporation
                                   General Partner

                              By:  ____________________________
                                   Name:
                                   Title:

                              DLJMB FUNDING II, INC.

                              By:  ____________________________
                                   Name:
                                   Title:

                              _________________________________
                              Kenneth D. Moelis

                              _________________________________
                              Mark Lanigan

                              _________________________________
                              Jeffrey Klein

                              _________________________________
                              Susan Schnable

                                   Exhibit C

                              Fried Frank Opinion

                                   Exhibit D

                            Secretary's Certificate

--Exhibit A - Certified Charter
--Exhibit B - Bylaws
--Exhibit C - Resolutions
--Exhibit D - Specimen Common Stock Certificate